UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 30, 2010

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

               (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Definitive Agreement.

The information set forth below under “Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” is incorporated herein by reference.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2010, the Board of Directors of Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), appointed Glenn R. James as Chief Executive Officer of the Company and a member of the Board of Directors, effective July 6, 2010.  Mr. James, 51, had served as a principal in Technology Consulting Corporation from March 2008 to July 2010.  From March 2004 to March 2008, Mr. James served as division president and general manager for Unisys Corporation, a worldwide information technology company.  From July 1984 to March 2004, Mr. James was employed by Deloitte Consulting, 11 years of which he served as a partner.  Mr. James has a BA degree from the University of Colorado, Boulder and an MBA from The Wharton School, University of Pennsylvania.

In connection with his appointment, the Compensation Committee of the Board of Directors and the Board of Directors approved, and the Company entered into, an offer of employment with Mr. James.  In summary, the offer provides for the following:

•

Annual base salary of $450,000;

•

A $350,000 restricted stock grant and a $400,000 stock option grant, with half of each award to be made in July 2010 and the other half of each award to be made in October 2010.  The number of shares of restricted stock, and in the case of the stock options, the strike price and number of shares underlying the option, will be determined by the common stock price as of the date of the awards.  These awards will vest over four years at 25% per year;

•

Participation in the Company’s executive bonus plan, for a maximum payout equal to 125% of Mr. James’ base salary if the Company achieves its performance goals;

•

Participation in the Company’s comprehensive benefits plan, which includes health, life and disability coverage, 401(k) Plan with a match of 75% of Mr. James’ contribution up to 6% of his income, as well as eligibility to participate in the Mayo Executive Health program;

•

Participation in the Company’s Supplemental Executive Retirement Plan;

•

Severance pay equal to $21,000 per month for 24 months if Mr. James is dismissed without cause, whether for change of control or other reasons not for cause;

•

Under certain circumstances, a right to require the Company to purchase his home following a termination without cause; and

•

Reimbursement for certain relocation expenses.

The Company and Mr. James have also entered into the Company’s standard confidentiality and non-compete agreements.  Copies of each of these documents are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.  The foregoing description of the material terms of these documents does not purport to be complete and is qualified in its entirety by reference to such exhibits.

In connection with Mr. James’ appointment, Terrance D. Paul has agreed to resign as Chief Executive Officer of the Company and assume the position of Chairman of the Board of Directors, effective July 6, 2010, and Judith A. Paul has agreed to resign as Chairman of the Board of Directors and assume the position of Vice-Chairman of the Board of Directors, effective July 6, 2010.  In connection with the assumption of these new positions, Mr. Paul will receive an annual base salary of $275,00, and Ms. Paul will receive an annual base salary of $150,000.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Offer of Employment for Glenn R. James dated July 1, 2010

10.2	Form of Confidentiality Agreement between Registrant and Employees

10.3	Form of Non-Compete Agreement between Registrant and Employees

99.1	Press Release dated July 1, 2010 (announcing appointment of Glenn R. James)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 6, 2010

RENAISSANCE LEARNING, INC.

By:

/s/ Mary T. Minch

Mary T. Minch

Executive Vice President-Finance, Chief

Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer of Employment for Glenn R. James dated July 1, 2010

10.2	Form of Confidentiality Agreement between Registrant and Employees

10.3	Form of Non-Compete Agreement between Registrant and Employees

99.1	Press Release dated July 1, 2010 (announcing appointment of Glenn R. James)

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